Exhibit 99.1

CONTACT:
Paul Goldberg
Vice President - Investor Relations
(212) 922-1640

DOVER HOSTS INVESTOR CONFERENCE, INITIATES GUIDANCE FOR 2015
AND UPDATES FULL YEAR 2014 GUIDANCE

Downers Grove, IL, December 8, 2014 - Dover (NYSE: DOV) announced that it will share its strategy and financial expectations for the next three years, including its full-year 2015 guidance, at its Investor Conference today in New York City. The Company will also update its 2014 guidance to include the impact of restructuring actions taken in the fourth quarter.

Dover is initiating guidance of $5.05 to $5.30 for full-year 2015 earnings per share from continuing operations (“EPS”). This EPS guidance is based on full-year revenue growth in the range of 3% to 6%, comprised of organic growth of 1% to 4%, acquisition growth of 3% and a 1% impact from currency.

For the full-year 2014, Dover now expects adjusted EPS to be in the range of $4.55 to $4.62, representing an $0.18 to $0.20 reduction to the prior adjusted EPS guidance of $4.75 - $4.80, which excludes $0.04 of discrete tax benefits. This change in 2014 EPS guidance reflects the impact of restructuring actions taken in the fourth quarter and other one-time items. These actions, which principally include workforce reductions and a continuation of our focus to consolidate our manufacturing footprint, are expected to yield over $50 million in annualized benefits and result in one-time charges of $45 million, with roughly $40 million of those charges impacting the fourth quarter.

The Company will provide additional information at its Investor Conference which will begin at 1:00 p.m. Eastern Time. The speakers’ presentations will be available live to all interested parties via webcast, which can be accessed on the Investor Relations section of the Company’s website at www.dovercorporation.com. The presentations will also be archived on the website and will be available starting on December 9, 2014, at 8:00 a.m. Eastern Time.

About Dover:
Dover is a diversified global manufacturer with annual revenues of $8 billion. We deliver innovative equipment and components, specialty systems and support services through four major operating segments: Energy, Engineered Systems, Fluids, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve.  Recognized for our entrepreneurial approach for nearly 60 years, our team of 28,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible.  Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at http://www.dovercorporation.com.

Forward-Looking Statements:
This press release contains “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, 2014 and 2015 revenue growth and earnings per share, and reflect anticipated market conditions and our positioning, commodity prices that affect the markets our businesses serve, expected contributions from acquisitions, as well as productivity initiatives and restructuring actions, leverage on increased sales and share repurchase activities, operating and strategic plans, cash flows, industries in which Dover businesses operate and the U.S. and global economies. The forward-looking statements in this release may be indicated by words or phrases such as “anticipate,” “expect,” “believe,” “indicate,” “suggests,” “will,” “plans,” “supports,” “projects,” “should,” “would,” “could,” “forecast” and “management is of the opinion,” or the use of the future tense. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, the state of the worldwide economy and sovereign credit; fluctuations in commodity prices; political events; the impact of natural disasters and their effect on global supply chains and energy markets; current economic conditions and uncertainties in the credit and capital markets; instability in countries where we conduct business; our ability to expand into new geographic markets and to anticipate and meet customer demands for new products; increased competition and pricing pressures in our markets; the terms and timing of the sale of any business in discontinued operations; the impact of loss of a single-source manufacturing facility; changes in customer demand or loss of a significant customer; the relative mix of products and services which impacts margins and operating efficiencies; short-term capacity constraints; increases in the cost of raw materials; domestic and foreign governmental and public policy changes including environmental regulations, conflict minerals disclosure requirements, and tax policies (including domestic and international export subsidy programs, R&E credits and other similar programs); protection and validity of patent and other intellectual property rights; our ability to identify and successfully consummate value-adding acquisition opportunities; our ability to achieve expected savings from integration, synergy and other cost-control initiatives; unforeseen developments in contingencies such as litigation; international economic conditions including interest rate and currency exchange rate fluctuations; possible future terrorist threats and their effect on the worldwide economy; and a downgrade in our credit ratings. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement, except as required by law.